Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-1/S-3 (No. 333-126246) and on Form S-8 (Nos. 333-127669, 333-125909 and 333-143308) of Leap Wireless International, Inc. of our report dated February 28, 2007, except for Note 2 (and the matters discussed in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting (Restated)) and Note 15, as to which the dates are December 21, 2007 and March 22, 2007, respectively, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and our report dated May 16, 2005, except for Notes 2 and 15, as to which the dates are December 21, 2007 and March 22, 2007, respectively, relating to the financial statements, which appear in this Form 8-K/A.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California
December 21, 2007